NOTE EXTENSION AGREEMENT

        THIS NOTE EXTENSION AGREEMENT ("Agreement") dated as of September 15, 2004, by and between Citadel Media, Inc., a Washington corporation ("Citadel"), and Orion Acquisition Corp. II, a Delaware corporation ("Orion")

                                     Recital

        Whereas, Orion has loaned to Citadel, $500,000 in principal amount pursuant to a promissory note dated as of December 9, 2003 ("December Orion Note"), $250,000 in principal amount pursuant to a promissory note dated as of March 7, 2004 ("March Orion Note"), and $250,000 in principal amount pursuant to a promissory note dated as of July 2, 2004 ("July Orion Note");

        Whereas, the December Orion Note, the March Orion Note and the July Orion Note each currently provide for a Maturity Date of September 15, 2004; and

        Whereas, Orion and Citadel intend to extend the Maturity Date of each of the December Orion Note, the March Orion Note and the July Orion Note to November 1, 2004.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the covenant and agreement herein contained, the parties hereto herby agree as follows:

        1. Extended Maturity Date. The Maturity Date of each of the December Orion Note, the March Orion Note and the July Orion Note is hereby extended to November 1, 2004.

        2. No Other Changes. All other terms of the December Orion Note, the March Orion Note and the July Orion Note, including the exhibits and agreements referenced therein or included therewith, shall remain in full force and effect and are hereby confirmed. All capitalized terms not defined herein, shall have the meaning set forth in the Orion Notes.


ORION ACQUISITION CORP. II

_____/S/ Christopher Marlett_______________
Name: Christopher A. Marlett
Title:  President


CITADEL MEDIA, INC.

_____/S/ Patrick Crumb_____________________
Name: Patrick W. Crumb
Title:  President